SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                _______________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           The Gabelli Utility Trust
                        ------------------------------
            (Exact Name of Registrant as Specified in its Charter)


               Delaware                                     13-404-6522
 ---------------------------------------                 ------------------
 (State of Incorporation or Organization)                (I.R.S. Employer
                                                         Identification no.)


          One Corporate Center
          Rye, New York                                   10580-1422
----------------------------------------                 ------------------
 (Address of principal executive offices)                 (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                Name of each exchange
Title of each class                             on which each class is
to be so registered                             to be registered
-------------------                             ----------------------

[__]% Series A Cumulative                       New York Stock Exchange
Preferred Shares

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-105500

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
-------------------------------------------------------------------------------
                               (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

The section captioned "Description of Series A Preferred and Series B AMPS" in the Registrant's form of Prospectus filed as part of the Registrant's Registration Statement on Form N-2/A (No. 333-105500), dated July 24, 2003, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1)      Form of Certificate for Common Shares (a)

(2)      Agreement and Declaration of Trust of the Registrant(b)

(3) Form of Certificate for [_]% Series A Cumulative Preferred Shares ("Series A Preferred")(c)

(4) Form of Certificate for Series B Auction Market Preferred Shares ("Series B AMPS")(d)

(5) Statement of Preferences defining the rights of holders of the Series A Preferred(e)

(6) Statement of Preferences defining the rights of holders of the Series B AMPS (f)




_________________

(a) Incorporated by reference to Exhibit 24.2(d) to the Registrant's Registration Statement on Form N-2, File No. 811-09243, as filed with the Securities and Exchange Commission on August 19, 1999

(b) Incorporated by reference to Exhibit 24(2)(A) to the Registrant's Registration Statement on Form N-2, File No. 811-09243, as filed with the Securities and Exchange Commission on May 21, 1999

(c) Incorporated by reference to Exhibit D(1) to the Registrant's Registration Statement on Form N-2, File Nos. 333-105500 and 811-09243, as filed with the Securities and Exchange Commission on July 24, 2003

(d) Incorporated by reference to Exhibit D(2) to the Registrant's Registration Statement on Form N-2, File Nos. 333-105500 and 811-09243, as filed with the Securities and Exchange Commission on July 24, 2003

(e) Incorporated by reference to Exhibit A(ii) to the Registrant's Registration Statement on Form N-2, File Nos. 333-105500 and 811-09243, as filed with the Securities and Exchange Commission on July 24, 2003

(f) Incorporated by reference to Exhibit A(iii) to the Registrant's Registration Statement on Form N-2, File Nos. 333-105500 and 811-09243, as filed with the Securities and Exchange Commission on July 24, 2003



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                     The Gabelli Utility Trust
                                                     --------------------------
                                                           (Registrant)

Date: July 28, 2003                                  By: /s/ Bruce N. Alpert
-------------------                                  --------------------------
                                                     Name:  Bruce N. Alpert
                                                     Title: President